Exhibit 99.1

Manitex International, Inc. Announces Planned Divestiture of Sabre Unit

Transaction Expected in 2020

BRIDGEVIEW, IL., March 5, 2020 — Manitex International, Inc. (NASDAQ:MNTX), a leading international provider of cranes and specialized industrial equipment, today announced that the Board of Directors has approved the divestiture of Sabre Equipment, a non-core specialized industrial tank/container business that was acquired in 2013.

Steve Filipov, Chief Executive Officer, commented, “As part of the strategic review of our product portfolio, we have determined that the divestiture of Sabre aligns with our longer-term vision for Manitex International. The transaction will allow us to increase focus on our core higher margin businesses, enhance shareholder value, and will be accretive to Adjusted EBITDA and Earnings Per Share in 2020. We appreciate the dedication of the team and Sabre’s employees for their contributions to our company in the past decade.”

The company will classify the Sabre unit as “Held for Sale” beginning with First Quarter 2020 financial report and does not expect to record any material charges in future quarters for the divestiture. Proceeds from any future transaction are expected to be used for debt repayment. Manitex Sabre had TTM sales of approximately $10 million.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straightmast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Oil & Steel, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Manitex International, Inc.	Darrow Associates, Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com